                                                                     EXHIBIT 10


                        DIGITAL EQUIPMENT CORPORATION
                    CASH ACCOUNT PENSION RESTORATION PLAN


(formerly known as the Digital Equipment Corporation Restoration Pension Plan)


                 AS AMENDED AND IN EFFECT AS OF MARCH 1, 1996

                                TABLE OF CONTENTS


ARTICLE 1 -- Introduction                                                      1
             Section 1.1  Definitions                                          1
             Section 1.2  Background and Purpose                               1
             Section 1.3  Legal Status                                         1
             Section 1.4  Effect of Amendment and Restatement                  1

ARTICLE 2 -- Participation                                                     3
             Section 2.1  Participation                                        3
             Section 2.2  Establishment of Restoration Account                 3

ARTICLE 3 -- Credits and Adjustments to Restoration Accounts                   4
             Section 3.1  Opening Balance of Restoration Account               4
             Section 3.2  Restoration Pay Credits for Plan Years beginning
                          after June 30, 1996                                  4
             Section 3.2A Restoration Pay Credits for Plan Year ending June
                          30, 1996                                             4
             Section 3.3  Special Adjustments to Restoration Accounts of
                          Appendix F Participants                              4
             Section 3.4  Special Credit to Restoration Accounts Based on
                          Stock Award                                          6
             Section 3.5  Interest Credits                                     7

ARTICLE 4 -- Payments                                                          8
             Section 4.1  Source of Payments                                   8
             Section 4.2  Vesting and Forfeiture                               8
             Section 4.3  Determination of Value of Payments to Participants   8
             Section 4.4  Timing and Forms of Payments to Participants
                          Following Termination after February 28, 1997        9
             Section 4.4A Timing and Form of Payments to a Participant
                          following Termination before March 1, 1997          11
             Section 4.5  Payments after a Participant's Death                11
             Section 4.6  No Adjustments after Payment is Determined          12
             Section 4.7  No Assignment or Alienation                         12
             Section 4.8  Miscellaneous Payment Rules                         12

ARTICLE 5 -- Administration                                                   14
             Section 5.1  Plan Administration and Interpretation              14
             Section 5.2  Claims and Claims Review Procedure                  14
             Section 5.3  Indemnification                                     14

ARTICLE 6 -- Special Rules for Participating Subsidiaries                     15
             Section 6.1  Different Source of Payments                        15
             Section 6.2  Change in Subsidiary Status                         15

ARTICLE 7 -- Amendment and Termination                                        16
Section 7.1  Amendment or Termination                                         16
Section 7.2  Effect of Amendment or Termination                               16

ARTICLE 8 -- Miscellaneous                                                    17
             Section 8.1  No Enlargement of Employee Rights                   17
             Section 8.2  Liability of the Company                            17
             Section 8.3  Corporate Successors                                17
             Section 8.4  Applicable Law and Construction                     17

ARTICLE 9 -- Glossary                                                         18

                            ARTICLE 1 -- INTRODUCTION

      SECTION 1.1 DEFINITIONS. Certain capitalized words used in this document are defined in the glossary in Article 9. Other capitalized words used in this document have the meanings provided by the glossary of the Qualified Plan.

      SECTION 1.2 BACKGROUND AND PURPOSE. The Company maintains the Qualified Plan, which is a pension plan qualified under Section 401(a) of the Code.
Section 415 of the Code limits the amount of benefits that may be paid from the Qualified Plan annually to or in respect of a participant. Section 401(a)(17) of the Code limits the amount of compensation that may be taken into account in determining benefits (including benefits based on the Qualified Plan Accounts). The purpose of this Plan is to provide deferred compensation and retirement income, subject to the conditions set forth in the Plan, to the Employees for whom benefits under the Qualified Plan are limited by Section 415 or 401(a)(17) of the Code. In general (and subject to the specific terms of the Plan), the benefit payable under this Plan with respect to an Employee is equal in value to the amount by which that Employee's benefit under the Qualified Plan is reduced because of the application of Section 415 of the Code and Section 401(a)(17) of the Code.

      This Plan was adopted by the Company effective as of May 1, 1992, and was originally entitled the "Digital Equipment Corporation Restoration Pension Plan." Effective as of March 1, 1996, the Plan is amended and restated, as provided in this document, to reflect certain amendments made to the Qualified Plan and to effect certain other changes. As part of this amendment and restatement, the name of the Plan is changed to the "Digital Equipment Corporation Cash Account Pension Restoration Plan."

      SECTION 1.3 LEGAL STATUS. The Plan is not qualified under Section 401(a) of the Code. The Plan is intended to provide for the deferral of income to the termination of employment (or beyond) and to provide for retirement income, and to that extent, is a "pension plan" within the meaning of Section 3 of ERISA, which constitutes "a plan which is unfunded and is maintained . . . for the purpose of providing deferred compensation to a select group of management or highly compensated employees" as described in Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA and 29 C.F.R. Section 2520.104-23.

      SECTION 1.4 EFFECT OF AMENDMENT AND RESTATEMENT. The changes made by this amendment and restatement of the Plan apply only with respect to those Participants whose benefits under the Qualified Plan are determined by the amendment and restatement of the Qualified Plan that is generally effective as of March 1, 1996 and/or by subsequent amendments to the Qualified Plan. With respect to those Participants, the benefits payable under this amendment and restatement of the Plan are in lieu of (and not in addition to) benefits payable under the terms of the Plan previously in effect.

      Persons who were Participants under the Plan immediately prior to March 1, 1996 but whose benefits under the Qualified Plan are not determined by the amendment and restatement of the Plan generally effective as of March 1, 1996 (the "Pre-Restatement Participants") will continue to be Participants under the Plan, to the extent provided by the terms of the Plan in effect prior to March 1, 1996 and applicable to them. The benefits (if any) payable under the Plan to or in respect of each Pre-Restatement Participant will be determined under the provisions of the Plan previously in effect and applicable by their terms to that Participant. Notwithstanding any other provision of this Plan, no Restoration Account will be established for any Pre-Restatement Participant.

                           ARTICLE 2 -- PARTICIPATION

      SECTION 2.1 PARTICIPATION. Each Employee who was a Participant under the Plan as of February 29, 1996 will continue to be a Participant.

     In addition, an Employee will become a Participant if he or she is a "Member" under the Qualified Plan and either: (a) the amount of his or her Restoration Pay for a Plan Year (or, for the Plan Year ending June 30, 1996, the sum of his or her Restoration Pay plus his or her Qualified Plan Compensation) exceeds the Annual Section 401(a)(17) Limit; or (b) the benefit paid to or in respect of that Employee under the Qualified Plan is limited because of the
Section 415 Limit. Such an Employee will become a Participant in this Plan when an amount is first credited to his or her Restoration Account in accordance with
Article 3 or, if later, when an amount is first paid to him or her under Article 4.

     An Employee who becomes a Participant will continue to be a Participant until the earliest of: (i) his or her death; (ii) the date that his or her Restoration Account is reduced to zero (0) in accordance with the terms of the Plan; or (iii) the date the last payment is made to him or her under the terms of the Plan.

      SECTION 2.2 ESTABLISHMENT OF RESTORATION ACCOUNT. The Company will establish a book account (the "Restoration Account") under this Plan for each Participant (other than a Pre-Restatement Participant referred to in Section 1.4) as of the later of March 1, 1996 or the date he or she first becomes a Participant. The balance of the Restoration Account will thereafter be adjusted as provided in this Plan. The sole purpose of a Participant's Restoration Account is to calculate the amount payable to or in respect of that Participant under this Plan.

          ARTICLE 3 -- CREDITS AND ADJUSTMENTS TO RESTORATION ACCOUNTS

      SECTION 3.1 OPENING BALANCE OF RESTORATION ACCOUNT. As of March 1, 1996, the Restoration Account of each Participant for whom an Opening Balance is credited under the Qualified Plan will be credited with an amount equal to:

            (a) the amount that would have been such Participant's Opening Balance under the Qualified Plan (as determined under the provisions of Appendix G of the Qualified Plan applicable to such Participant) if the limitation on compensation set forth in Section 401(a)(17) had not been taken into account; MINUS

           (b) such Participant's Opening Balance under the Qualified Plan.

      SECTION 3.2 RESTORATION PAY CREDITS FOR PLAN YEARS BEGINNING AFTER JUNE 30, 1996. This Section applies to Plan Years beginning after June 30, 1996. As of each Pay Credit Date occurring after the date that a Participant's Restoration Pay for the Plan Year first exceeds the Annual Section 401(a)(17) Limit, that Participant's Restoration Account will be credited with a Restoration Pay Credit equal to:

            (a) four percent (4%) of the Participant's Credited Restoration Pay for the Plan Year which has been paid through that Pay Credit Date; MINUS

            (b) the Restoration Pay Credits (if any) credited to the Participant's Restoration Account under this Section as of each prior Pay Credit Date within that same Plan Year.

      SECTION 3.2A RESTORATION PAY CREDITS FOR PLAN YEAR ENDING JUNE 30, 1996. This Section applies to the Plan Year ending June 30, 1996. As of each Pay Credit Date occurring on or after the first date that the sum of a Participant's Restoration Pay plus his Qualified Plan Compensation exceeds $150,000, that Participant's Restoration Account will be credited with a Restoration Pay
Credit equal to:

            (a) four percent (4%) of the Participant's Credited Restoration Pay for the Plan Year which has been paid through that Pay Credit Date; MINUS

            (b) the Restoration Pay Credits (if any) credited to the Participant's Restoration Account under this Section as of all prior Pay Credit Dates within that Plan Year.

      SECTION 3.3 SPECIAL ADJUSTMENTS TO RESTORATION ACCOUNTS OF APPENDIX F PARTICIPANTS.

            (a) If an Appendix F Participant has a Termination after February 29, 1996 and before April 1, 2001 (or dies during that period prior to having a Termination), the Company will determine the following amounts as of the Pay Credit Date coincident with or next following that Termination (or death, if applicable):

                        (i) the sum of the amounts standing to the credit of that Appendix F Participant's Restoration Account and Qualified Plan Account; and

                        (ii) the value of that Appendix F Participant's benefit under Section F.2 (B) of the Qualified Plan,

                                    (A) determined without taking into account
                        the limitations of Sections 401(a)(17) or 415 of the Code, and

                                    (B) expressed as a lump sum payment, based
                        on the actuarial assumptions that would be used for that purpose under Appendix F.

            As of that Pay Credit Date, the Participant's Restoration Account shall be adjusted so that it is equal to the remainder of

                                                (I)   the greater of the
                              amount determined under paragraph (a)(i) or
                              (a)(ii) of this Section, MINUS

                        (II)  the greater of

                                                               (x)   the value
                                    of that Appendix F Participant's benefit under Section F.2 (B) of the Qualified Plan (taking into account the limitations of Sections 401(a)(17) and 415 of the Code) expressed as a lump sum payment based on the actuarial assumptions that would be used for that purpose under Appendix F, AND

                                                               (y)   the balance
                                    of that Appendix F Participant's
                                    Qualified Plan Account as of such Pay
                                    Credit Date.

            (b) With respect to each Appendix F Participant who does not have a Termination or die prior to April 1, 2001, the Company will determine the following amounts as of March 31, 2001:

                        (i) the sum of the amounts standing to the credit of that Appendix F Participant's Restoration Account and Qualified Plan Account; and

                        (ii) the value of that Appendix F Participant's benefit under Section F.2(B) of the Qualified Plan,

                                    (A) determined without taking into
                        account the limitations of Sections 401(a)(17) and 415 of the Code; and

                                    (B) expressed as a lump sum payment, based
                        on the actuarial assumptions that would be used for that purpose under Appendix F.

                  As of March 31, 2001, the Appendix F Participant's Restoration
            Account shall be adjusted so that it is equal to the remainder of

                                                (I)   the greater of the
                              amount determined under paragraph (b)(i) or
                              (b)(ii) of this Section, MINUS

                        (II)  the greater of

                              (x)   the value of that Appendix F
                                    Participant's benefit under Section F.2
                                    (B) of the Qualified Plan (taking into
                                    account the limitations of Sections
                                    401(a)(17) and 415 of the Code) expressed as a lump sum payment based on the actuarial assumptions that would be used for that purpose under Appendix F, AND

                                                               (y)   the balance
                                    of that Appendix F Participant's Qualified
                                    Plan Account as of March 31, 2001.

      SECTION 3.4 SPECIAL CREDIT TO RESTORATION ACCOUNTS BASED ON STOCK AWARD. If in any Plan Year a Participant has both Credited Restoration Pay and Stock Award Income (as defined below), that Participant's Restoration Account will be credited with an additional amount equal to four percent (4%) of the Stock Award Income. This additional amount will be credited as of the earlier of the last day of that Plan Year or the Payment Determination Date of that Participant (or his or her Beneficiary, as applicable). For purposes of this Section "Stock Award Income" means any amounts properly reportable as part of the Participant's wages (on Internal Revenue Service Form W-2) as a result of vesting under restricted stock awards received by the Participant under the Company's 1990 Equity Plan (and any successor thereto) and approved by the Compensation and Stock Option Committee of the Board of Directors of the Company on August 14, 1995.

      SECTION 3.5 INTEREST CREDITS. As of each day on or after March 1, 1996, each Restoration Account will be credited with an Interest Credit equal to the balance of the Restoration Account immediately before that credit is made, MULTIPLIED BY the Interest Crediting Rate for the Plan Year in which that day falls.

                              ARTICLE 4 -- PAYMENTS

      SECTION 4.1 SOURCE OF PAYMENTS. Nothing in this Plan will be construed to create a trust or to obligate the Company or any other person to segregate a fund, to purchase an insurance contract, or in any other way to fund currently the future payment of any benefits hereunder, nor will anything in this Plan be construed to give any Participant or any other person rights to any specific assets of the Company or of any other person. Any amounts which become payable hereunder will be paid solely from the general assets of the Company (or, in the circumstances described in Article 6, solely from the general assets of the relevant Subsidiary), and no Participant or Beneficiary (or any other person) shall have any right, other than the right of an unsecured general creditor, against the Company (or the relevant Subsidiary) with respect to amounts payable hereunder. Nothing in this Plan constitutes a guaranty by the Company or any other entity or person that the assets of the Company (or the relevant Subsidiary) will be sufficient to make any payment hereunder.

      SECTION 4.2  Vesting and Forfeiture.
                   ----------------------

      (a) A Participant will be vested in his or her interest under this Plan (and entitled to payment under this Plan) only if he or she is "Vested" in his or her benefit under the Qualified Plan (as provided in Article 4 of the Qualified Plan).

      (b) A Participant will forfeit his or her rights and interest under this Plan (and his or her Accounts will be reduced to zero (0)) if he or she forfeits his or her benefits under the Qualified Plan.

      (c) Further, and notwithstanding subsection (a) of this Section or any other provision of this Plan, no payment will be made under this Plan to, or in respect of, a Participant (and that Participant will be considered to have forfeited all rights and interest under this Plan) if the Company determines, reasonably and in good faith, that Participant (i) committed fraud in respect of any matter involving the Company, (ii) breached any material contract with, or other material obligation to, the Company, (iii) misappropriated any asset of the Company, whether tangible or intangible, (iv) committed gross misconduct in connection with his or her employment with the Company, or (v) engaged in conduct that would constitute a felony or other serious crime adversely affecting the operation or the reputation of the Company. In that event, that Participant's Accounts will be reduced to zero (0).

      SECTION 4.3  Determination of Value of Payments to Participants.
                   --------------------------------------------------

      (a) If a Participant receives payment under this Plan as a lump sum, that lump sum will have a dollar value equal to the balance of that Participant's Restoration Account as of his or her Payment Determination Date.

      (b) If a Participant receives payment under this Plan in the form of an Annuity, that Annuity will have an Actuarially Equivalent Value to the balance of the Participant's Restoration Account as of his or her Payment Determination Date.

      (c) The following adjustments to the benefits payable to and in respect of Participants (other than Participants whose Restoration Accounts have been adjusted as provided in Section 3.3(a)) under subsection (a) and (b) of this Section will be made to account for the limitations on benefits under the Qualified Plan required by Section 415 of the Code, and increases in those limitations. If any benefit is paid under the Qualified Plan to or in respect of the Participant and that Qualified Plan payment must be reduced to comply with
Section 415 of the Code, the amount of that reduction (i) will be credited to the Restoration Account of the Participant as of the date of the payment from the Qualified Plan or, (ii) if the Participant has no Restoration Account at that time, will be paid by the Company to the Participant (or the person entitled to payment of the benefit in respect of the Participant under the Qualified Plan) within a reasonable time thereafter.

      SECTION 4.4 TIMING AND FORMS OF PAYMENTS TO PARTICIPANTS FOLLOWING TERMINATION AFTER FEBRUARY 28, 1997. The provisions of this Section shall govern the timing and form of payments to a Participant if his or her Termination occurs after February 28, 1997.

      (a) GENERAL RULES. A Participant may elect to have his or her benefits under the Plan paid to him or her following his or her Termination as an Immediate Lump Sum, as a Deferred Lump Sum, or as an Annuity, subject to the conditions set forth in this Section. Such an election will be valid only if it is filed with and received by the Company (in a form and manner that is consistent with procedures prescribed by the Company) at least twelve (12) months prior to the Participant's Termination. Once it has become valid, such an election shall be revoked only upon the date (if any) that a subsequently filed election of the same Participant becomes valid. On the first anniversary of the date it is received by the Company, that subsequent election will become valid, and will revoke and supersede any election of that Participant that had previously become valid, if that Participant has not had a Termination prior to that first anniversary.

      (b) IMMEDIATE LUMP SUM. If, at the time of a Participant's Termination, he or she has in effect a valid election for an Immediate Lump Sum payment, the amount standing to the credit of his or her Restoration Account will be determined within a reasonable time following that Termination (his or her "Payment Determination Date") and will be paid to the Participant within a reasonable time thereafter.

      (c) DEFERRED LUMP SUM. If, at the time of a Participant's Termination he or she has in effect a valid election for a Deferred Lump Sum, the amount standing to the credit of his or her Restoration Account will be determined as of the first January 31 following the close of the calendar year in which that Termination occurs (his or her "Payment

Determination Date") and will be paid to the Participant within a reasonable time thereafter.

      (d) ANNUITY OPTIONS. A Participant's election for payment in the form of an Annuity will be valid only if the generally applicable conditions described in subsection (a) above are satisfied AND as of the end of the calendar quarter during which the Participant's Termination occurs, the balance of his or her Restoration Account exceeds $100,000. If as of his or her Termination, a Participant has in effect an otherwise valid election of an Annuity form but the balance of his or her Restoration Account does not exceed $100,000 as of the end of the calendar quarter during which such Participant's Termination occurs, such Participant's benefit under the Plan will be paid as a Deferred Lump Sum as described in paragraph (c).

      If a Participant is to be paid in the form of an Annuity, the amount standing to the credit of his Restoration Account will be determined as of a date within a reasonable time after his Termination (his or her "Payment Determination Date"), and payment will commence within a reasonable time thereafter. The Annuity payable will have the Actuarially Equivalent Value to the balance of the Participant's Restoration Account determined as of his or her Payment Determination Date.

      The forms of Annuity payment available under the Plan are as follows:

                        (i) Single Life Income Annuity. This form is an annuity
                  providing monthly payments for the life of the Participant only, with the final payment made for the calendar month in which the Participant dies. No payment is made to a Beneficiary under this form.

                        (ii) Single Life Income Annuity with Full Cash
                  Refund. This form provides monthly annuity payments for the life of the Participant, with a final payment to the Participant made for the calendar month in which the Participant dies. If

                                    (A) the sum of the payments made to the
                        Participant during his or her life under this option, IS LESS THAN

                                    (B) the balance of the Participant's
                        Restoration Account determined as of the Payment Determination Date,

                  the Plan will make a lump sum payment to the Beneficiary designated by the Participant (in his or her election of this optional form) as soon as practicable after the Participant's death, equal to the difference between the amount described in paragraph (B) above MINUS the amount described in paragraph
                  (A) above. The Company may, in its discretion, adopt procedures under which a Participant may designate a different Beneficiary for payment under this option, if the Beneficiary dies before the Participant. If there is no valid Beneficiary designation in effect with respect to the Participant at the time of his or her death, the amount (if any) otherwise payable to the Beneficiary of the Participant after the Participant's death will instead be paid to all members (in equal shares) of the first class in which there are living members on the date of the Participant's death, in the following order of priority:
                  (I) the Participant's spouse; (II) the Participant's children;
                  (III) the Participant's parents; (IV) the Participant's estate.

            (iii) Joint with Survivor Income Annuity. This optional form provides a monthly annuity for the life of the Participant (with the final payment for the calendar month of the Participant's death) and, beginning with the calendar month following the month of the Participant's death, a survivor income annuity for the life of the Beneficiary designated by the Participant in his or her election of this optional form. The amount of the monthly survivor annuity payment for the life of the Beneficiary will be fifty percent (50%), sixty-six and two thirds percent (66-2/3%), or one hundred percent (100%) of the amount of the monthly payment made to the Participant during his or her life under the applicable option, as selected by the Participant in his or her election of this option. If the Beneficiary dies before the Participant dies, no survivor benefit is paid under this optional form. A Participant may not designate a different Beneficiary if the designated Beneficiary dies after the Payment Determination Date and before the Participant's death.

      (e) NO VALID ELECTION. If at the time of a Participant's Termination there is no valid election in effect under this Section, that Participant's benefit will be paid as a Deferred Lump Sum, as described in paragraph (c).

      SECTION 4.4A TIMING AND FORM OF PAYMENTS TO A PARTICIPANT FOLLOWING TERMINATION BEFORE MARCH 1, 1997 . The provisions of this Section shall govern the timing and form of payments to a Participant if his or her Termination occurs before March 1, 1997.

      (a) The benefit payable under this Plan to a Participant shall be paid in the same form under which that Participant's Qualified Plan benefit is payable. The Participant's valid election under the Qualified Plan of any optional form of payment of his or her benefit under the Qualified Plan shall also be applicable to the payment of benefits to the Participant under this Plan.

      (b) Payment of the benefit to such a Participant under this Plan shall commence as of the same date payment of the Participant's benefit under the Qualified Plan is to commence. Any valid election under the Qualified Plan by the Participant with respect to the commencement of the payment of his or her benefit under the Qualified Plan shall also be applicable to the commencement of the payment of his or her benefit under this Plan.

     SECTION 4.5 Payments after a Participant's Death
                 ------------------------------------

      (a) If a Participant dies after payment to him or her under this Plan is made or commences, payment will be made to a Beneficiary of that Participant only if, and to the extent that, payment is to be made to a Beneficiary under the Annuity option applicable to that Participant.

      (b) If a Participant dies before payment to him or her under this Plan is paid or commences, the value of the Participant's Restoration Account will be determined as of the January 31 next following the close of the calendar year in which the Participant dies (his or her "Payment Determination Date") and paid to the Participant's Beneficiary as a lump sum within a reasonable time thereafter. For purposes of this paragraph (b), a Participant's Beneficiary is the person entitled to receive a death benefit in respect of that Participant under the Qualified Plan or, in the case of a Participant for whom no death benefits are payable under the Qualified Plan, the person who would have been entitled under the Qualified Plan to receive a death benefit in respect of that Participant (if one had been payable) if the Participant died with no valid beneficiary designation in effect at the time of his or her death.

         SECTION 4.6 NO ADJUSTMENTS AFTER PAYMENT IS DETERMINED. Whenever the amount of a payment is to be determined under this Article (or any other provision of the Plan) as of a Payment Determination Date and paid after that date, that amount will be determined as of the close of business as of that Payment Determination Date and no adjustment will be made to the amount to be paid for the period following the date as of which the amount is determined.

         SECTION 4.7 NO ASSIGNMENT OR ALIENATION. Except to the extent otherwise required by applicable law, amounts payable under this Plan will not be subject to alienation, assignment, garnishment, execution, or levy of any kind, and any attempt to cause any such amount to be so subjected shall be null, void, and of no effect and will not be recognized.

         SECTION 4.8 Miscellaneous Payment Rules
                     ---------------------------

      (a) If any person entitled to a payment under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

      (b) All amounts to be paid hereunder may be paid in cash or cash equivalents (including, without limitation, a check drawn on a bank account of the Company).

      (c) Notwithstanding any provision hereof, there may be deducted and withheld from any payment to be made hereunder such taxes (including, without limitation, local, state, or federal income taxes or employment taxes (such as FICA taxes) or other amounts which the Company reasonably determines should be deducted and withheld to comply with applicable laws, regulations, orders, or rulings of any court, agency, or other governmental organization.

      (d) It is the responsibility of the Participants and the Beneficiaries to keep the Company informed of their current addresses. The Company will not be obligated to search for the whereabouts of any person and no payment will be required to be made under this Plan where the Company has not been informed of the current address of the Participant or Beneficiary to whom payment would otherwise be made. If the current address of a Participant or Beneficiary is not known by the Company at the time payment is to be made, the Company may in its sole discretion decide to make payment hereunder as if that person had died (in which case, the obligation to make such payment to such person shall be considered discharged) or decide to refrain from making any payment at that time.

      (e) As of the date that a payment is made, or is begun to be made, to a Participant (or his or her Beneficiary) under this Plan, the Restoration Account of that Participant will be reduced to zero (0).

                           ARTICLE 5 -- ADMINISTRATION

         SECTION 5.1 PLAN ADMINISTRATION AND INTERPRETATION. The Company will have complete control over the administration of the Plan, including authority to interpret the Plan and to determine, in its sole discretion, the rights and benefits and all claims, demands, and actions arising out of the provisions of the Plan of any Participant, Beneficiary, or other person having or claiming to have any interest under the Plan. The Company's interpretations of, and determinations under, the Plan shall be conclusive and binding on all parties. The Company shall have the authority to establish such reasonable rules and procedures regarding the administration of the Plan as it deems necessary or appropriate. The Company's authority and responsibility with respect to the administration of the Plan may be exercised and discharged by the appropriate Employees of the Company or may be delegated by the Company to persons other than Employees.

      In performing its functions under this Plan, the Company may engage actuaries and other professionals, and may rely on their advice and conclusions in making its interpretations of, and determinations under, the Plan.

         SECTION 5.2 CLAIMS AND CLAIMS REVIEW PROCEDURE. Claims for payment (and the denial, appeal, and review of claims) under this Plan will be subject to such reasonable procedures as are established by the Company.

         SECTION 5.3 INDEMNIFICATION. The Company shall indemnify and hold harmless each Employee who has responsibility in connection with the administration of the Plan from any and all claims, losses, damages, expenses (including reasonable counsel fees approved by the Company), and liability (including any reasonable amounts paid in settlement with the Company's approval) arising from any act or omission (or alleged act or omission) by such Employee in connection with the administration of the Plan, except when the same is judicially determined to be due to the willful misconduct of such Employee.

            ARTICLE 6 -- SPECIAL RULES FOR PARTICIPATING SUBSIDIARIES

         SECTION 6.1 DIFFERENT SOURCE OF PAYMENTS. Except as otherwise specifically agreed to buy the Company in writing, payments under this Plan from that portion of a Participant's Account which is attributable to his or her employment with a Participating Subsidiary will be paid solely from the general assets of that Participating Subsidiary (and not from the assets of the Company). The portion of a Participant's Restoration Account which is attributable to his or her employment with a Participating Subsidiary will be determined under a reasonable method established by the Company.

         SECTION 6.2 CHANGE IN SUBSIDIARY STATUS. If an entity (a "Former Subsidiary") that was at any time a Participating Subsidiary ceases to be a Subsidiary, the Participants who are employees of that Former Subsidiary at that time shall not be considered to have a Termination until their employment with the Former Subsidiary (and its affiliated companies, if any) terminates, unless the Company in its sole discretion determines that the Former Subsidiary's ceasing to be a Subsidiary should be treated as a Termination under this Plan with respect to those Participants. Such a determination by the Company may, in the Company's sole discretion, apply to all or any portion of the amounts standing to the credit of such Participants' Restoration Accounts at that time. Any determination by the Company under this Section with respect to any Former Subsidiary will have no effect on the Company's determination with respect to any other Former Subsidiary.

                     ARTICLE 7 -- AMENDMENT AND TERMINATION

         SECTION 7.1 AMENDMENT OR TERMINATION. The Company may amend or terminate the Plan under the procedures provided for in the vote of the Board of Directors of the Company dated August 25, 1994.

         SECTION 7.2 EFFECT OF AMENDMENT OR TERMINATION. Any amendment or termination shall be effective as of the date of the Company's action to adopt the amendment or termination, unless the Company specifies another effective date occurring after the date of such action. No amendment or termination may reduce the amount then standing to the credit of any Participant's Restoration Account or change the timing or form of distribution of any Participant's Restoration Account balance, determined as of the date the amendment or termination is adopted, without the written consent of that Participant. However, any amendment or termination may (without limitation) change the method for determining amounts to be credited to Restoration Accounts (or eliminate such credits) for Plan Years ending after the effective date of the amendment or termination, or change the method of adjusting Restoration Accounts under
Article 3 for periods after the effective date of the amendment.

                           ARTICLE 8 -- MISCELLANEOUS

         SECTION 8.1 NO ENLARGEMENT OF EMPLOYEE RIGHTS. No Participant or Beneficiary will have any right to a benefit under this Plan except in accordance with the terms of the Plan. Establishment of the Plan will not be construed to give any Participant the right to be retained in the service of the Company.

         SECTION 8.2 LIABILITY OF THE COMPANY. Subject to obligations of the Company (or the Participating Subsidiaries) to pay the amounts credited to the Participants' Accounts, as and to the extent specifically provided in this Plan, and the indemnification provided by the Company under Section 5.3, neither the Company, the Participating Subsidiaries, nor any person acting in behalf of the Company (or the Participating Subsidiaries) shall be liable to any Participant or any other person for any act performed or the failure to perform any act with respect to the Plan.

         SECTION 8.3 CORPORATE SUCCESSORS. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or acquisition or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger, or consolidation only if and to the extent that the transferee, purchaser, or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser, or successor entity, the Plan will then terminate subject to the provisions of Section 7.2 hereof.

         SECTION 8.4  Applicable Law and Construction:
                      -------------------------------

      (a) Except to the extent preempted by federal law, the provisions of the Plan shall be interpreted in accordance with the laws of the Commonwealth of Massachusetts.

      (b) The titles of Articles and Sections are for reference only. In the event of a conflict between a title and the content of an Article or Section, the content shall control. Whenever used, the masculine pronoun shall include the feminine pronoun and the singular number shall include the plural number unless the context of the Plan requires otherwise.

                              ARTICLE 9 -- GLOSSARY

      Whenever used in this Plan, the following terms shall have the following meanings, unless the context clearly requires a different meaning:

"ACTUARIALLY EQUIVALENT VALUE" has the meaning provided in the Qualified Plan.

"ANNUAL SECTION 401(a)(17) LIMIT," for any Plan Year, means the annual limit on compensation that may be taken into account under the Qualified Plan as required by Section 401(a)(17) of the Code, for that Plan Year. The Annual Section 401(a)(17) Limit is determined without reference to any proration of the annual limit that may be required under Treasury Regulation [section]1.401(a)(17).

"ANNUITY" means one of the forms of benefit payments described as Annuity options under Article 4.

"APPENDIX F PARTICIPANT" means a Participant who is also an "Appendix F Member" within the meaning of the Qualified Plan.

"BENEFICIARY" means the person who is to receive benefits after a Participant's death, as determined under the applicable rules of Article 4.

"CODE" means the Internal Revenue Code of 1986, as amended, and any successor code.

"COMPANY" means Digital Equipment Corporation.

"CREDITED RESTORATION PAY" with respect to a Participant for a Plan Year beginning after June 30, 1996 means that portion of that Participant's Restoration Pay for such Plan Year which exceeds the Annual Section 401(a)(17) Limit applicable for that Plan Year. "Credited Restoration Pay" with respect to a Participant for the Plan Year ending June 30, 1996 means that portion of the Restoration Pay paid to such Participant for such Plan Year after the sum of that Participant's Restoration Pay for such Plan Year and Qualified Plan Compensation for such Plan Year equals at least $150,000.

"EMPLOYEE" means any person who is an employee of the Company or an employee of a Participating Subsidiary.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"INTEREST CREDITING RATE" has the meaning provided by the Qualified Plan.

"OPENING BALANCE" has the meaning provided in the Qualified Plan.

"PARTICIPANT" means a person described in Section 2.1.

"PARTICIPATING SUBSIDIARY" means any Subsidiary which has adopted the Qualified Plan and which adopts this Plan with the permission of the Company.

"PAY CREDIT DATE" has the meaning provided by the Qualified Plan. There are no Pay Credit Dates prior to March 31, 1996.

"PAYMENT DETERMINATION DATE" means the date as of which payment of benefits under this Plan is made or commences.

"PLAN" means this Digital Equipment Corporation Cash Account Pension Restoration Plan, as set forth in this document, and as amended from time to time hereafter. Prior to this amendment and restatement, the Plan was named the "Digital Equipment Corporation Restoration Pension Plan."

"PLAN YEAR" means the twelve (12) consecutive month period beginning July 1 and ending on the next following June 30.

"PRIOR BENEFIT FORMULA" has the meaning provided in the Qualified Plan.

"QUALIFIED PLAN" means the Digital Equipment Corporation Cash Account Pension Plan, as amended from time to time.

"QUALIFIED PLAN ACCOUNT" means the account maintained under the Qualified Plan for purposes of calculating benefits payable under the Qualified Plan.

"QUALIFIED PLAN COMPENSATION" of a Participant means his or her "Compensation" within the meaning of the Qualified Plan for the period July 1, 1995 through February 29, 1996 which is taken into account for purposes of determining the benefits accrued by the Participant under the Prior Benefit Formula, as provided in Section 3.10 of the Qualified Plan and the other applicable provisions of the Qualified Plan.

"QUALIFIED PLAN MEMBER" means an Eligible Employee who is a member under the Qualified Plan.

"RESTORATION ACCOUNT" means the account so designated and established under
Section 2.2 on behalf of a Participant.

"RESTORATION PAY" of a Participant means that Participant's "Pay" as determined under the Qualified Plan (including, without limit, Sections 3.5 and 3.6A of the Qualified Plan), except that for purposes of this Plan a Participant's Pay shall be determined without regard to the Annual Section 401(a)(17) Limit.

"SECTION 415 LIMIT" means the limit on benefits payable by a defined plan under
Section 415 of the Code.

"SUBSIDIARY" means any entity in which the Company owns (directly or indirectly) a greater than fifty percent (50%) voting interest or economic interest.

"TERMINATION" means a Participant's termination of employment (for reasons other than death) with the Company and all Subsidiaries.




                                      20